BATTLE FOWLER LLP
                                PARK AVENUE TOWER
                               75 East 55th Street
                            New York, New York 10022
                                 (212) 856-7000




                                February 17, 2000


Franklin Capital Corporation
450 Park Avenue, 10th Floor
New York, New York  10022




          Re:  Franklin Capital Corporation
               Registration of Non-Statutory Stock Option Plan and Stock Incentive Plan on Form S-8


Ladies and Gentlemen:

          We have acted as counsel for Franklin Capital Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-8 for the Non-Statutory Stock Option Plan for Directors of The Franklin Holding Corporation and The Franklin Holding Corporation Stock Incentive Plan (the "Registration Statement"). Pursuant to the Registration Statement, the Company may issue up to an aggregate of 75,000 shares (the "Shares") of its Common Stock, par value $1.00 per share ("Common Stock") under the plans. You have requested that we furnish our opinion as to the matters hereinafter set forth.

          In connection with this opinion we have examined a copy of (i) the Certificate of Incorporation of the Company; (ii) the By-laws of the Company;
(iii) the resolutions of the Board of Directors of the Company (the "Board"), dated February 3, 2000, approving the filing of the Registration Statement,
(iv) the resolutions of the Board, dated August 5, 1997, August 6, 1997 and September 9, 1997 respectively, approving the Non-Statutory Stock Option Plan for the Directors of The Franklin Holding Corporation (the "Director Plan") and The Franklin Holding Corporation Stock Incentive Plan (the "Employee Plan") and reserving an aggregate of 75,000 shares of Common Stock; (v) the Director Plan; (vi) the Employee Plan; and (vii) the Registration Statement.


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          In rendering the opinion herein expressed we have assumed the genuineness of all signatures, the authenticity of all original documents, instruments and certificates examined by us, the conformity with the original documents, instruments and certificates of all copies of documents, instruments and certificates examined by us and the legal capacity to sign of all individuals executing documents. We have relied upon the representations of the Company as to the accuracy and completeness of (i) the By-laws of the Company;
(ii) the Director Plan; (iii) the Employee Plan (iv) the Registration Statement; and (v) the resolutions of the Company. We also have relied upon the representations of the Company that (i) the resolutions of the Board, dated February 3, 2000, approving the filing of the Registration Statement, (ii) the resolutions of the Board, dated August 5, 1997, August 6, 1997 and September 9, 1997, approving the plans and reserving the Shares, and (iii) the By-laws of the Company have not been rescinded, modified or revoked.

          We are not admitted to the practice of law in any jurisdiction but the State of New York, and we do not express any opinion as to the laws of other states or jurisdictions other than the laws of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware. No opinion is expressed as to the effect that the law of any other jurisdiction may have upon the subject matter of the opinion expressed herein under conflicts of law principles, rules and regulations or otherwise.

          Based upon and subject to the foregoing, we are of the opinion that all of the Shares have been duly authorized for issuance, and when (i) the Registration Statement shall have become effective, (ii) the Shares shall have been issued in the proposed form, and (iii) the Shares shall have been delivered as contemplated by the Plan, the Shares will be validly issued, fully paid and non- assessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                   Very truly yours,


                                   /s/Battle Fowler LLP

New York, New York
February 16, 2000